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EDO CORPORATION

PROXY STATEMENT

Your proxy in the form enclosed is solicited by the Board of Directors of EDO Corporation (the "Company"). Your proxy may be revoked by you at any time prior to its use. The shares represented by the proxies received will be voted at the 1996 Annual Meeting of Shareholders to be held on April 23, 1996, or any adjournment thereof, in accordance with such specifications as are made therein or, if no such specifications are made, in accordance with the recommendations of the Board of Directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the votes cast is generally required for approval of each other matter to be submitted to a vote of the shareholders. Approval of plans under which stock may be issued to directors or employees requires the affirmative vote of a majority of the shareholders entitled to vote. Shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions or "broker non-votes" will be counted only as shares that are present and entitled to vote on the matter for the purposes of determining the presence of a quorum. "Broker non-votes" are shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter. Neither proxies that withhold authority (without naming an alternative nominee), abstentions nor broker non-votes will be counted as votes cast at the Annual Meeting. Therefore, such proxies will not have any effect on the outcome of voting on any of the matters to be considered at the meeting.

March 5, 1996 is the record date for the determination of shareholders entitled to vote at the Annual Meeting. On the record date, there were outstanding 5,940,539 Common Shares and 71,001 ESOP Convertible Preferred Shares Series A (the "ESOP Preferred Shares"), constituting all of the outstanding voting securities of the Company. Each Common Share is entitled to one vote, and each ESOP Preferred Share is entitled to 12.3 votes, voting together as one class.

The mailing address of the principal executive offices of the Company is 14-04 111th Street, College Point, New York 11356-1434. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and form of proxy are being mailed on or about March 22, 1996 to shareholders of record on the record date.

Proposal 1:	ELECTION OF DIRECTORS

Two of the three directors whose regular terms of office expire at the 1996 Annual Meeting and one newly appointed director have been nominated for reelection to the Company's Board of Directors (the "Board") to hold office until 1999. The names of the three nominees, their ages, the years they have been directors of the Company, their principal occupations over the past five years, their current positions with the Company (where applicable) and other directorships held by them in public companies are set forth below. The shares represented by all proxies received will be voted for these nominees, except to the extent authority to do so is withheld as provided in the form of proxy enclosed. If any such nominee should be unable or unwilling to serve (an event not now anticipated), all proxies received will be voted for the individual, if any, as shall be designated by the Board to replace such nominee.

Nominees for Election as Directors to Hold Office Until the 1999 Annual Meeting

                  Director         Principal Occupation and Certain
Name         Age   Since                 Other Directorships

Frank A.     61    1982     Mr. Fariello is President (since 1993) and Chief
Fariello                    Executive Officer (since 1994) of the Company.
                            Until November 1993, he was Executive Vice
                            President of the Company.

Robert M.    57    1992     Mr. Hanisee is the Chairman of the Board of the
Hanisee                     Company. He is a Managing Director and Director of
                            Research of Trust Company of the West (an investment management company). He is a director of Delfin Systems and Illgen Simulation Technology
                            Inc.

George A.    63    1995     Mr. Strutz is President of Clopay Corporation (a
Strutz, Jr.                 manufacturer and marketer of specialty plastic
                            films and building products).

The names of the remaining six directors of the Company, whose terms of office will continue after the 1996 Annual Meeting, and certain information about them are set forth below.

    Directors Whose Terms of Office Will Expire at the 1998 Annual Meeting


Mellon C.    65    1995     Mr. Baird is Chairman, President and CEO of Delfin
Baird                       Systems (an information systems, products and
                            services company). He is a director of Software
                            Spectrum, Inc.

George M.    61    1995     Mr. Ball is Chairman of Philpott, Ball & Company
Ball                        (an investment banking firm). He is a director of
                            Juno Lighting Inc. and BB Walker Company.

Joseph F.    70    1992     Mr. Engelberger is Chairman of Helpmate Robotics
Engelberger                 Inc. (a robotics manufacturing company).


    Directors Whose Terms of Office Will Expire at the 1997 Annual Meeting

                  Director         Principal Occupation and Certain
Name         Age   Since                 Other Directorships

Robert E.    51    1995     Mr. Allen is Managing Director of Redding
Allen                       Consultants (a management consulting firm).

Robert       57    1995     Mr. Alvine is Chairman, President and CEO of
Alvine                      I-Ten Management Corp. (an investment, mergers and
                            acquisitions, and management company) and was, prior to 1995, also a principal of Charterhouse
                            Group International, Inc. (an investment and management holding company), Chairman and CEO of Charter Power Systems Inc. (a worldwide power systems company), and Vice Chairman and CEO of A.P. Parts Manufacturing Co. (manufacturer of auto and truck exhaust systems). He is a director of Jackson Laboratories and the Wildlife Conservation
                            Society.

Michael J.   56    1982     Mr. Hegarty is a director and the Executive Vice
Hegarty                     President and Chief Operating Officer of Flushing
                            Financial Corporation (a federal chartered savings bank). Until August 1995, he was Vice President-
                            Finance, Treasurer and Secretary of the Company.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended December 31, 1995, the Board met eight times. The Board's Audit and Compensation Committee, consisting of Messrs. Brittain, Engelberger, Hanisee, Meyn and Rachals met twice through March 1995. In April 1995, this committee was separated into an Audit Committee, consisting of Messrs. Allen, Engelberger and Hanisee, and a Compensation Committee, consisting of Messrs. Alvine, Baird, Ball and Brittain.

The Audit Committee, which met twice in 1995, reviews and approves audit plans of independent auditors. In reviewing the results of the auditors' activities, the Audit Committee also meets privately with the auditors. It reviews the annual consolidated financial statements of the Company, considers other matters in relation to the internal and external auditing of the Company's accounts, reviews services other than audit services performed by outside auditors, and recommends to the Board the selection of outside auditors.

The Compensation Committee, which met three times in 1995, reviews and approves compensation of the Company's corporate officers, and administers the Company's stock option and long-term incentive plans.

A Nominating Committee, consisting of Messrs. Brittain, Fariello and Hanisee, is responsible for selecting candidates for director positions. It did not meet in 1995. The Nominating Committee will consider nominees recommended by security holders. Recommendations should be submitted to the Secretary of the Company.

Directors who are employees of the Company receive no additional compensation for their services as directors or chairmen. The compensation paid non-employee directors or chairmen is as follows: to the Chairman of the Board, $36,000 annually and $1,500 for each meeting of the Board or its Committees attended; to each director, $18,000 annually and $900 for each meeting of the Board or its Committees attended; and to a director serving as chairman of a Committee, $1,500 for each meeting of the Committee attended.

A director who retires with at least twelve years of service on the Board and has not been an officer or an employee of the Company for at least twelve years prior to retirement receives an annual benefit until death of 75% of the annual retainer paid to the director prior to retirement. Directors who are not employees of the Company may receive additional compensation for undertaking special assignments outside the normal scope of their duties as directors. Philpott, Ball & Company, of which Mr. Ball is Chairman, performed investment banking services for the Company during 1995 and received $80,000 in compensation for such services.

           SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of Common Shares beneficially owned, as of March 5, 1996, by the Company's directors, by the Company's executive officers named in the Summary Compensation Table and by the Company's directors and executive officers as a group. No director or executive officer of the Company owns any of the Company's 7% Convertible Subordinated Debentures Due 2011.

                               EDO Common Shares

                                                 Number of Shares      Percent
Name                                             (See Notes 1-4)       of Class
-------------------------------------------------------------------------------
Robert E. Allen ....................................   2,500 ...........   *
Robert Alvine ......................................   5,500 ...........   *
Mellon C. Baird ....................................   1,500 ...........   *
George M. Ball .....................................   1,500 ...........   *
Alfred Brittain III** ..............................   7,126 ...........   *
Joseph F. Engelberger ..............................   4,000 ...........   *
Frank A. Fariello .................................. 184,071 ........... 3.1%
William J. Frost ...................................  34,240 ...........   *
Marvin D. Genzer ...................................  43,468 ...........   *
Robert M. Hanisee ..................................  12,351 ...........   *
Michael J. Hegarty .................................  86,821 ........... 1.5%
Ira Kaplan  ........................................  90,079 ........... 1.5%
J. Douglas Moore ...................................  45,931 ...........   *
George A. Strutz, Jr. ..............................     260 ...........   *
All Directors and Executive Officers as a Group .... 542,163 ........... 9.1%

  *  Less than 1%.

 ** Mr. Brittain is not standing for reelection to the Board.

Notes:

1. Certain family members of Messrs. Fariello and Genzer and of all directors and executive officers as a group also own and vote 1,175, 1,120 and 2,295 Common Shares, respectively. Each of the above individuals disclaims beneficial ownership of these Common Shares.

2. The amounts indicated include the following numbers of Common Shares, Restricted Shares under the Company's Long-Term Incentive Plan, and, as of December 31, 1995, Common Shares into which ESOP Preferred Shares are convertible, actually owned or allocated to certain individuals and the group under the Company's Employee Stock Ownership Plan: Mr. Fariello, 86,474 shares; Mr. Frost, 18,440 shares; Mr. Genzer, 22,718; Mr. Hegarty, 12,493 shares; Mr. Kaplan, 38,121 shares; Mr. Moore, 26,781 shares; and all directors and executive officers as a group, 220,643 shares. If Proposal 2 is not approved by the shareholders, the amounts indicated above will be reduced by the number of Restricted Shares noted in the table entitled, "EDO Corporation 1996 Long-Term Incentive Plan" in this Proxy Statement.

3. The amounts indicated include the following numbers of Common Shares as to which each individual and all directors and executive officers as a group share voting and investment power: Mr. Fariello, 7,885 shares; Mr. Genzer, 630 shares; Mr. Strutz, 260 shares; and all directors and executive officers as a group, 8,775 shares. Except as described in Note 1. above, each of the above individuals has sole voting and investment power with respect to all other Common Shares beneficially owned by them.

4. The amounts indicated include the following numbers of Common Shares which each individual and all directors and executive officers as a group have the right to acquire within 60 days upon exercise of options granted pursuant to the Company's Stock Option Plans: Mr. Fariello, 70,500 shares; Mr. Frost, 15,800 shares; Mr. Genzer, 19,000 shares; Mr. Hegarty, 40,000 shares; Mr. Kaplan, 37,750 shares; Mr. Moore, 19,150 shares; Messrs. Brittain, Engelberger and Hanisee, 2,000 shares each; Messrs. Allen, Alvine, Baird and Ball, 500 shares each; and all directors and executive officers as a group, 215,900 shares.

                      COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

The following table summarizes the total compensation of the Chief Executive Officer and the Company's other executive officers whose total compensation exceeds $100,000 (the "named Executive Officers") for the fiscal years ending December 31, 1995, 1994 and 1993.

                          Summary Compensation Table

                                  Annual          Long-Term
                               Compensation     Compensation
                             ----------------  --------------
Name                                             Securities          All
and                                              Underlying         Other
Principal                    Salary    Bonus    Options/SARs    Compensation1
Position             Year     ($)       ($)         (#)              ($)
-------------------  ----  ------------------  --------------  ---------------

Frank A. Fariello    1995   253,274   127,000           0            3,250
President and        1994   224,630         0      50,000            1,095
Chief Executive      1993   205,005         0           0            5,934
Officer

William J. Frost     1995   105,704    33,000           0            2,310
Vice President-      1994    94,016         0       8,000              779
Administration

Marvin D. Genzer     1995   116,385    33,000           0             2,559
Vice President,      1994   112,008         0       8,000             6,638
General Counsel      1993   112,008         0           0             3,189
and Secretary

Ira Kaplan           1995   147,773    67,000           0            3,250
Vice President-
Defense and Space
Systems Division

J. Douglas Moore     1995   115,343    25,000           0            2,553
Vice President-
Industrial
Products Division

Notes:

 1. Amounts reflect the value of the Company's contributions to the named Executive Officers' Employee Stock Ownership Plan accounts. In addition, the amount for Mr. Genzer for 1994 includes $5,736, representing a one-time gain for his purchase of his Company car at book value, which was less than fair market value.

The following table provides the aggregate number and total value of exercised and unexercised options of the named Executive Officers for fiscal year 1995 under the Company's Stock Option Plans.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values
-------------------------------------------------------------------------------
                                  Number of Securities     Value of
                                       Underlying         Unexercised
                                       Unexercised       In-the-Money
               Shares                Options/SARs at    Options/SARs at
              Acquired                   FY-End             FY-End
                 on       Value            (#)                ($)
              Exercise  Realized      Exercisable/        Exercisable/
Name             (#)       ($)        Unexercisable      Unexercisable
-------------------------------------------------------------------------------
Frank A.          0         0         70,500/37,500      19,500/58,500
Fariello

William J.        0         0         15,800/6,000        3,120/9,360
Frost

Marvin D.         0         0         17,000/8,000            0/12,960
Genzer

Ira               0         0         37,750/11,250       5,850/17,550
Kaplan

J. Douglas        0         0         19,150/11,250       5,850/17,550
Moore
-------------------------------------------------------------------------------

Pension and Retirement Plans

                              Pension Plan Table
-------------------------------------------------------------------------------
  Final Average
   Base Annual               Years of Credited Service at Retirement
  Compensation        10        15        20        25        30        35
-------------------------------------------------------------------------------
     100,000        17,000    25,500    34,000    42,500    51,000    59,500
     150,000        25,500    38,250    51,000    63,750    76,500    89,250
     200,000        34,000    51,000    68,000    85,000   102,000   119,000
     250,000        42,500    63,750    85,000   106,250   127,500   148,750
     300,000        51,000    76,500   102,000   127,500   153,000   178,500
     350,000        59,500    89,250   119,000   148,750   178,500   208,250
-------------------------------------------------------------------------------

The Pension Plan table above shows the estimated annual benefits, based on straight life annuity, payable upon retirement under the Company's non-contributory Employees Pension Plan (the "Pension Plan") and the Company's non-qualified Supplemental Retirement Benefit Plan (the "SRBP") to individuals in specified compensation and years of service classifications. The figures set forth above are before deduction of Social Security benefits.

Benefits payable under the Pension Plan are based on (i) the average of an employee's five highest consecutive years' compensation (annual salary as of January 1 of each year, not the total annual salary shown in the Summary Compensation Table, excluding bonus) out of the employee's final ten years of employment with the Company prior to retirement (the "Covered Compensation"), and (ii) the number of years of credited service. As of January 1, 1996, Messrs. Fariello, Frost, Genzer, Kaplan and Moore had completed respectively, 31, 26, 27, 34 and 11 years of credited service under the Pension Plan.

Under the Company's SRBP, employees will receive from the Company any amount by which their benefits earned under the Pension Plan exceed the limitations imposed by the Internal Revenue Code. For any participant whose employment actually or constructively terminates within three years following a Change of Control (as defined in the SRBP), vesting would accelerate; and all accrued benefits either would become automatically payable in a lump sum based on present value or, at the discretion of the Compensation Committee, would be funded under a third party arrangement intended to insure payment of such benefits in the future.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors. The Committee's function is the determination of compensation for the Company's executive officers.

The Committee's overall objectives in establishing the compensation of the Company's executive officers are to: enhance shareholder value; attract and retain talented, experienced, qualified individuals, critical to the long term success of the Company, by providing compensation competitive to that offered by comparable competitors; align the interests of executive officers with the long term interests of shareholders by providing award opportunities that can result in ownership of the Company's Common Shares; and increase the portion of executive compensation based on the Company's performance.

The Committee achieves these objectives by providing executive officers with total compensation packages comprised of three elements: short-term compensation, intermediate-term compensation, and long-term stock option compensation.

Short-Term Compensation

Base salary is primarily set in accordance with competitive comparable base salaries paid by a set of peer group companies as verified by an outside agency. Decisions on base salary are also subjectively based on the Company's performance when compared to others in the industry, the Company's pursuit of new product initiatives, and recognition of the Company's performance in industry reports. Comparisons for executive officers other than the CEO are also made as a percentage of the CEO's salary.

Annual Incentive Compensation Awards ("AICAs") for executive officers are primarily a function of the Company's operational results for the year in accordance with an established plan. The plan provides for the establishment, by the Committee, of specific target performance criteria. These performance criteria are set in accordance with the strategic objectives of the Company at the beginning of each year and include, but are not limited to, corporate and business unit earnings, return on capital employed, cash flow, revenue growth and subjectively-based individual qualitative goals. The Committee also reserves the right to exercise its subjective discretion in amending any AICA based on overall corporate considerations at the time of the award.

Due to the adverse business climate, in the last few years executive officers' base salaries had been reviewed every 15 months. In consideration of the Company's performance in 1993 and 1994, at the 15-month scheduled review in January 1994, no increases in base salaries and no AICA awards for 1993 were provided for the CEO and the other executive officers. In consideration of the length of time since salary increases and the Company's improving performance, increases were provided to executive officers in mid 1995. Also, at the January 1995 year-end AICA review, no AICA awards for 1994 were provided for the CEO and the other executive officers. In 1996, however, AICAs were paid to executive officers based on the achievement of performance goals established for 1995. Mr. Fariello's combined salary and bonus for 1995 was $155,644 more than for 1994, reflecting the above bonus and an increase in base salary commensurate with his promotion to Chief Executive Officer in 1994.

Executive officers' compensation also includes, in addition to participation in Company-wide plans generally available to all employees, certain benefits comparable to those of other businesses in the Company's industry, such as a supplemental pension and other items as reported collectively in the Summary Compensation Table.

Intermediate-Term Compensation

Intermediate-term incentive awards had, in the past, been considered every three years with the last award being in 1992. In 1995 they were scheduled for reconsideration, however, it was decided, based on the performance of the Company, not to make any awards. The Company has adopted a new incentive plan, entitled the 1996 Long-Term Incentive Plan, which is being submitted to shareholders for approval at this Annual Meeting.

Under this and prior similar shareholder approved plans, subjective awards of performance units and stock can be made, including contingent awards of Performance Shares and restricted Common Shares. Restricted Common Shares have been generally awarded at the beginning of a performance period, which conveys to the executive officer receiving the award all the rights of share ownership including voting rights and dividends as may be paid to common shareholders. Under the Committee's most recent grants, these restricted shares do not become vested unless the executive officer remains with the Company for the duration of the performance period or for a shorter period if specified performance criteria are met.

Long-Term Stock Option Compensation

In accordance with shareholder approved plans, Common Share options are ordinarily awarded at market price and become exercisable incrementally over a number of years and remain exercisable for additional years thereafter. The Company did not award any stock options to any executive officer under the Company's Stock Option Plans in 1993, but in 1994, awarded options to the executive officers named in the Summary Compensation Table.

With respect to the one million dollar cap on deductibility under Section 162 of the Internal Revenue Code, the Company does not presently believe that the compensation of its executive officers will approach such level. As a result, the Company has not established a policy with respect to Section 162. However, the Committee is planning to increase the portion of executive compensation based on performance which will further serve to reduce the likelihood of reaching the Section 162 cap.

                                        Members of the Committee:

                                        Alfred Brittain III (Chairman)
                                        Robert Alvine
                                        Mellon C. Baird
                                        George M. Ball

Compensation Committee Interlocks and Insider Participation

Until April 1995, the Board of Directors' audit and compensation committees were combined. The members of this combined committee were Messrs. Alvine, Ball, Baird, Brittain, Engelberger, Hanisee, Meyn and Rachals. Mr. Meyn had formerly been an officer of the Company. Mr. Ball is Chairman of Philpott, Ball & Company, which performed investment banking services for the Company during 1995 and received $80,000 in compensation for such services.

Comparison of Five-Year Cumulative Return

The following graph shows a five-year comparison of cumulative total returns on the Company's Common Shares, based on the market price of the Common Shares, with the cumulative total return of companies in the Standard and Poor's 500 Stock Index and the Value Line Aerospace/Defense Company Group.


-------------------------------------------------------------------------------
Note

The printed copy of the Proxy Statement contains a Performance Graph comparing EDO Corporation, S&P 500 Index and Value Line Aerospace/Defense Group. The Performance Graph shows the Cumulative Return in dollars (vertical axis) for a period of five years (horizontal axis) based on an initial investment of $100.00 on January 1, 1990. The table below contains the data used to plot the Performance Graph. The title and footnotes are identical to those contained in the printed Proxy Statement.

               Comparison of Five-Year Cumulative Return* Among
    EDO Corporation, S&P 500 Index and Value Line Aerospace/Defense Group**

                                                   Dollars
                               ----------------------------------------------
                                1990    1991    1992    1993    1994     1995
                               ------  ------  ------  ------  ------  ------
EDO CORPORATION                100.00  161.21  156.91  174.32   91.26  135.20
STANDARD AND POOR'S 500        100.00  130.55  140.72  154.91  157.39  216.42
VALUE LINE AEROSPACE/DEFENSE   100.00  114.04  130.64  170.59  180.69  288.41

ASSUMES $100 INVESTED ON JANUARY 1, 1991 IN EDO CORPORATION COMMON STOCK, S&P 500 INDEX, AND VALUE LINE AEROSPACE/DEFENSE GROUP.

* CUMULATIVE RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

** FISCAL YEAR ENDING DECEMBER 31.
-------------------------------------------------------------------------------

Executive Life Insurance Plan

The Company maintains an Executive Life Insurance Plan (the "ELIP") for key employees funded by Company-owned life insurance policies on the participants. In accordance with individual participant elections, pre-retirement death, disability and retirement benefits are available either (i) as a permanent life insurance policy equivalent to two times base annual salary, or (ii) for at least 15 years, an annuity option equivalent in value to a percentage no greater than 40% of the participant's base annual salary (as base annual salary is defined in the ELIP). Generally, the ELIP may be terminated at any time unilaterally by the Company. Special provisions, however, would apply following a Change of Control (as defined in the ELIP): vesting would accelerate, and payments would be automatically payable or would be funded under a third party arrangement intended to insure payment.

Executive Termination Agreements

The Company has entered into Executive Termination Agreements with certain executive officers of the Company which provide for severance benefits in the event employment terminates within three years following a Change in Control (as defined in the Agreements) unless termination is on account of death, normal retirement or termination for cause. These Agreements provide basic severance benefits which include an amount equal to three times the sum of: (i) the executive officer's annual base salary; plus (ii) either (a) 20% of the executive officer's base salary, or (b) the highest percentage of base salary paid as a bonus to the executive officer over the prior three years, whichever is greater. The Agreements also provide for the payment of legal fees incurred by the executive officers to enforce their rights under the Agreements and for additional compensation to take into account the effect of any excise tax on executive officers' net benefits under the Agreements and the Company's other benefit plans.

INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company renewed its directors' and officers' liability insurance policy effective August 12, 1995. This policy insures the directors and corporate and divisional officers of the Company and its subsidiaries against certain liabilities they may incur in the performance of their duties, and the Company against any obligation to indemnify such individuals against such liabilities. The policy was issued by Chubb Group of Insurance Companies for a one-year premium of $132,000.

Proposal 2: PROPOSAL TO APPROVE THE EDO CORPORATION
1996 LONG-TERM INCENTIVE PLAN

INTRODUCTION

At the Annual Meeting, shareholders will be asked to approve the 1996 Long-Term Incentive Plan (the "Plan"), which has been adopted by the Board of Directors of the Company. If approved by shareholders, the Plan will also replace the 1983, 1985 and 1988 Stock Option Plans and the 1983 and 1988 Long-Term Incentive Plans (the "Predecessor Plans").

The purposes of the Plan are to promote the interests of the Company and its shareholders, and further align the interests of shareholders and Eligible Employees by: (i) motivating senior executives, senior managers and middle management employees through long-term incentive awards tied to achievement of performance objectives designed to improve total return to shareholders (i.e., stock price appreciation and dividends); (ii) attracting and retaining outstanding individuals as Eligible Employees; and (iii) enabling Eligible Employees to acquire additional equity interests in the Company.

The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Appendix A. Capitalized terms not separately defined herein have the meanings set forth in the Plan.

ADMINISTRATION OF THE PLAN

The Compensation Committee will administer the Plan and will determine which Eligible Employees will receive Awards and the terms and conditions of any Awards. The number of Eligible Employees who may receive Awards under the Plan will likely vary from year to year.

SHARES AVAILABLE FOR ISSUANCE

The maximum number of the Company's Common Shares that may be issued under the Plan is 600,000. Any shares which, as of the effective date of the Plan, remain available for awards under the Predecessor Plans shall, upon approval of the Plan by the shareholders, be cancelled and no longer available for Awards. The maximum number of Common Shares that may be subject to any Awards granted to an Eligible Employee, in any single calendar year is 200,000 shares (subject to adjustment as described below). The shares issued under the Plan may be unissued shares or treasury shares. It is expected that, when available, treasury shares will be used. If shares subject to any Award granted under the Plan are not issued or are returned to the Company, those shares will be available for future grants. If any Award is payable solely in cash instead of shares, the number of Common Shares issuable under the Plan will not be reduced by reason of the Award. If a merger, consolidation, recapitalization or similar corporate event occurs, the Committee may adjust the number of shares that may be issued under the Plan in the future and the number of shares and the exercise price, if applicable, under all outstanding grants to preserve or to prevent the enlargement of the benefits made available under the Plan. As of March 5, 1996, the closing price of the Common Shares on the New York Stock Exchange was $5.25.

GRANTS UNDER THE PLAN

The Committee has the authority to grant the following types of Awards under the Plan: (1)Nonstatutory and Incentive Stock Options; (2) Stock Appreciation Rights; (3) Restricted Shares; (4) Performance Shares and Performance Units; and/or (5) stock in lieu of other cash compensation. Each of these Awards may be granted alone, in conjunction with or in tandem with other Awards under the Plan and/or cash awards outside the Plan.

STOCK OPTIONS.

The Committee may grant Eligible Employees Nonstatutory Stock Options ("NSOs") and Incentive Performance Stock Options ("ISOs"). These Options may contain any terms that the Committee determines. The exercise price of any Option will not be less than the Fair Market Value of the Common Shares on the date of grant, except that the Committee may credit against the exercise price payable with regard to an NSO the value of any compensation otherwise payable to the Participant which is surrendered, foregone or exchanged in respect of the issuance of the NSO under rules or procedures established by the Committee. Except to the extent provided in the immediately preceding sentence, the Company will receive no consideration with respect to the grant of any Option other than the performance of services by the Participant. Although the Plan provides for the granting of both NSOs and ISOs, the Committee's current intention is to grant only NSOs.

The term of each Option will be fixed by the Committee but may not exceed ten years from the date of grant. Unless the Committee selects another exercise schedule at or after grant, each Option will become exercisable in full on the third anniversary of the date the Option is granted.

The Committee may also permit a Participant who delivers Common Shares to exercise an Option or an option granted under a prior plan to be granted new Options ("Reload Options") for a number of Common Shares equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) the exercise price shall be equal to the Fair Market Value of a Common Share on the date such Reload Option is granted and (ii) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant.

DIRECTOR OPTIONS.

On the date a nonemployee director is first elected to be a member of the Board of Directors, such director shall receive an option to purchase 2,000 Common Shares at an exercise price per share equal to the Fair Market Value on the date of grant. Each such option shall be exercisable six months after the date of grant and shall generally remain exercisable until the earlier to occur of
(i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the director ceases to be a member of the Board.

STOCK APPRECIATION RIGHTS.

The Committee may grant Eligible Employees an SAR in conjunction with an Option granted under the Plan or independent of any such Option. The Committee will determine the time or times at which an SAR may be exercised. SARs may be exercised in installments, and the exercisability of SARs may be accelerated by the Committee. The Committee may grant SARs that become exercisable only in the event of a Change in Control of the Company and may provide that such SARs are to be cashed out on the basis of the Change in Control Price. If a Participant exercises an SAR, the Participant will generally receive a payment equal to the excess of the Fair Market Value of the shares with respect to which the SAR is being exercised at the time of exercise over the price of such shares as fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares, or in a combination of cash and shares as the Committee determines.

RESTRICTED SHARES.

The Committee may also award Eligible Employees Common Shares under a Restricted Share grant. The grant will set forth a restriction period (including, without limitation, a specified period of time, and may also include a period related to the attainment of performance goals) during which the Restricted Shares granted will remain subject to forfeiture. The Participant can not dispose of the Restricted Shares prior to the expiration of the restriction period. During this period, the Participant will generally have all the rights of a shareholder, including the right to vote the shares and receive dividends. Each certificate will bear a legend giving notice of the restrictions in the grant.

PERFORMANCE SHARES AND PERFORMANCE UNITS.

The Committee may grant an Eligible Employee Performance Shares and Performance Units that provide a contingent right to receive Common Shares or cash. Performance Shares and Performance Units will vest, if at all, upon the attainment or partial attainment of performance objectives determined by the Committee. In addition, a Participant's right to receive Common Shares (or cash) in respect of Performance Shares and Performance Units will generally be subject to the Participant's continued Employment during the relevant Performance Period.

Unless the Committee otherwise determines at the time of grant, any award of Performance Shares or Performance Units made to an Executive Officer of the Company will vest based on performance objectives related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company, a Subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies:(i) total return to shareholders, (ii) return on equity,(iii) operating income or net income, (iv) return on capital, (v) economic value added, (vi) earnings per Common Share, or (vii) market price of the Common Shares. Except to the extent provided in the Plan, the Committee may adjust the performance criteria during the measurement period to address any factors as the Committee deems appropriate and accelerate, modify or waive any conditions to any payment of an Award of Performance Shares or Performance Units at any time.

STOCK IN LIEU OF CASH.

The Committee may grant Awards or Common Shares in lieu of all or a portion of an award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company. If shares are issued in lieu of cash, the number of Common Shares to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

CHANGE IN CONTROL PROVISIONS.

The Plan provides that, except as provided below, in the event of a Change in
Control: (i) all SARs will become immediately exercisable; (ii) the restrictions and deferral limitations applicable to outstanding Performance Share, Restricted Share, and Performance Unit Awards will lapse and the shares in question will fully vest; and (iii) each Option shall be canceled in exchange for cash in an amount equal to the excess of the highest price paid (or offered) for Common Shares during the preceding 60 day period over the exercise price for such Option. Notwithstanding the foregoing, if the Committee determines that the grantee of such Award will receive a new award (or have his prior Award honored) in a manner which preserves its value and eliminates the risk that the value of the Award will be forfeited due to involuntary termination, no acceleration of exercisability or vesting, lapse of restriction or deferral limitations, or cash settlement will occur as a result of a Change in Control.

EFFECT ON AWARDS OF TERMINATION OF EMPLOYMENT

In the event a Participant's Employment is terminated by reason of Normal Retirement, Early Retirement with the Committee's consent, Disability or death, any Option and SAR held by the Participant may thereafter be exercised in full for up to three years (or any greater or lesser period as the Committee shall determine at or after grant) following the date of termination, but in no event after the date the Option or SAR otherwise expires. Unless otherwise determined by the Committee, a pro rata portion of any Restricted Share Award will become vested. Unless otherwise determined by the Committee, a pro rata portion of any Performance Share or Performance Unit Award held by the Participant will become vested, subject to the satisfaction of the corresponding performance criteria during the relevant measurement period, including any interim period. In the event a Participant's Employment is terminated for Cause or, if after a Participant's Employment terminates, the Committee determines that the Participant could have been terminated for Cause had the Participant still been employed, any Restricted Shares, Performance Shares, Performance Units, Options and SARs held by the Participant will be forfeited or canceled, as the case may be. In the event a Participant's Employment is terminated for any reason other than those described above, any vested Options and SARs held by the Participant will be exercisable for a period of 90 days (or any greater period as the Committee shall specify), but in no event after the expiration of the term of the Options or SARs. Also, under these circumstances any Restricted Shares, Performance Shares or Performance Units held by the Participant as to which the Restricted Period or Performance Period has not lapsed will be forfeited.

EFFECT ON OTHER COMPENSATION PROGRAMS

No awards will be granted under the Predecessor Plans following approval of the Plan by shareholders. Awards outstanding under the Predecessor Plans will continue in effect. The Committee may amend these outstanding awards to provide the grantee any additional benefits that may be available under the terms of the Plan. If the amendment has an adverse affect on the grantee, the grantee would have to consent to the amendment.

                               OTHER INFORMATION

Unless the Committee expressly permits transfers for the benefit of members of the Participant's immediate family, Awards under the Plan may not be transferred except by will or the laws of descent and distribution. The Board may terminate or suspend the Plan at any time but the termination or suspension will not adversely affect any vested Awards then outstanding under the Plan. Unless terminated by action of the Board, the Plan will continue in effect through December 31, 2005, but Awards granted under the Plan on or prior to that date will continue in effect until they expire in accordance with their terms. The Board or the Committee may also amend the Plan as it deems advisable, without further shareholder approval or consent, except that no amendment may (i) increase the number of shares authorized for issuance under the Plan, (ii) lower the exercise price at which Options may be granted or
(iii) remove the administration of the Plan from a committee of the Board which is comprised of disinterested administrators within the meaning of Rule 16b-3 under the Exchange Act. No amendment may be made to any provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended. The Committee may amend the term of any Award granted, retroactively or prospectively, but no amendment may adversely affect any vested Award without the holder's consent. Any proceeds received by the Company for shares under the Plan will be used for general corporate purposes.

                               NEW PLAN BENEFITS

Set forth below is a summary of the initial Awards that the Committee has made subject to the approval of the Plan by shareholders.

                 EDO Corporation 1996 Long-Term Incentive Plan
-------------------------------------------------------------------------------
                            Dollar Value
Name and Position                ($)               Number of Restricted Shares
-------------------------------------------------------------------------------
Frank A. Fariello              220,000                         40,000
President and Chief
Executive Officer

William J. Frost               55,000                          10,000
Vice President-
Administration

Marvin D. Genzer               55,000                          10,000
Vice President,
General Counsel
and Secretary

Ira Kaplan                    123,750                          22,500
Vice President-
Defense and Space
Systems Division
                               96,250                          17,500
J. Douglas Moore
Vice President-
Industrial Products
Division

Executive Group               632,500                         115,000

Non-Executive                       0                               0
Director Group

Non-Executive Officer          96,250                          17,500
Employee Group
-------------------------------------------------------------------------------

                        FEDERAL INCOME TAX CONSEQUENCES

STOCK OPTIONS.

Under currently applicable federal income tax law, a Participant will receive no taxable income upon the grant of an NSO or an ISO. When a Participant exercises an NSO, the excess of the Fair Market Value of the shares on the date of exercise over the exercise price paid will be ordinary income to the Participant, and such Participant's employer will be allowed a federal income tax deduction in the same amount. When a Participant exercises an ISO while employed or within three months after termination of employment (one year for disability), no income will be recognized upon exercise of the ISO. If the Participant holds shares acquired for at least one year after exercise and two years after the grant of the ISO, the excess (or deficiency) of the amount realized upon disposition of the shares over (or under) the exercise price paid is treated as long-term capital gain (or loss) for the Participant and the Participant's employer is not allowed a federal income tax deduction. A sale or other exchange of the underlying stock before the end of either of the required holding periods will be a disqualifying disposition which will generally result in the Participant being taxed on the gain derived from an ISO as though it were an NSO and the Participant's employer will be allowed a federal income tax deduction.

STOCK APPRECIATION RIGHTS.

No income will be realized by a Participant in connection with the grant of an SAR. When the SAR is exercised, the Participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the Participant's income by reason of the exercise. If the Participant receives Common Shares upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under Stock Options.

RESTRICTED AND PERFORMANCE SHARES.

A Participant receiving Restricted Shares generally will recognize ordinary income in the amount of the fair market value of the corresponding Common Shares at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. A Participant receiving Performance Shares generally will recognize ordinary income in the amount of the fair market value of the corresponding Common Shares at the time the Performance Shares vest. For both Restricted Shares and Performance Shares, the Company will be entitled to a deduction at the same time and in the same amount as the income recognized by the Participant. The holding period to determine whether the Participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the Restricted Period or Performance Period, as applicable, expires, and the Participant's tax basis for such shares will generally equal the fair market value of such shares on such date.

However, a Participant may elect, under Section 83(b) of the Internal Revenue Code, within 30 days of the grant of Restricted Shares, to recognize taxable ordinary income on the date of grant equal to the excess of the Fair Market Value of the Restricted Shares (determined without regard to the restrictions) over the purchase price of the Restricted Shares. By reason of such an election, the Participant's holding period will commence on the date of grant and the Participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the Participant. If shares are forfeited after making such an election, the Participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares regardless of whether a Section 83(b) election was made.

PERFORMANCE UNITS.

A Participant receiving a Performance Unit Award will not have taxable income when the Performance Units or any dividend equivalents are credited to the Participant's account. The Participant will recognize ordinary income equal to the amount of cash paid (or the Fair Market Value of the Common Shares delivered in lieu of such cash shares) plus the amount of cash and the fair market of any property credited to the Participant's account as dividend equivalents when the shares and/or cash are delivered or paid. The Participant will also recognize ordinary income to the extent the Participant receives current payments of dividend equivalents in respect of the Participant's Performance Units when the Company pays a dividend on Common Shares. The Company will generally be entitled to a deduction for the year and to the extent the Participant has ordinary income, provided in the case of payment in shares or other property that the Company complies with applicable withholding requirements.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the Plan.

The Board of Directors recommends a vote FOR the approval of the Plan.

Proposal 3: SELECTION OF AUDITORS

KPMG Peat Marwick LLP are currently the certified public accountants serving as the Company's independent auditors. During 1995, KPMG Peat Marwick LLP audited the accounts of the Company and its subsidiaries and also provided other professional services to the Company in connection with Securities and Exchange Commission filings.

Upon recommendation of the Audit Committee, the Board has appointed KPMG Peat Marwick LLP as the independent auditors for 1996. The shareholders will be asked to ratify this action by the Board.

It is anticipated that one or more representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to answer shareholder questions and to make a statement, if they desire to do so.




                            PRINCIPAL SHAREHOLDERS

The table below contains certain information with respect to the only beneficial owners known to the Company, based upon publicly available documents, as of March 5, 1996, of more than 5% of the Common Shares.

       ----------------------------------------------------------------
        Name and Address                  Amount of EDO      Percent of
       of Beneficial Owner                Common Shares         Class
       ----------------------------------------------------------------
       EDO Corporation                  338,121 and 71,001      15.8%
       Employee Stock Ownership Plan    ESOP Preferred
       14-04 111th Street,              Shares convertible
       College Point, NY 11356          into 710,010 (A)

       Dimensional Fund Advisors Inc.   305,400 (B)              5.1%
       1299 Ocean Avenue, Suite 650,
       Santa Monica, CA 90401

       ----------------------------------------------------------------

A. Represents Common Shares and ESOP Preferred Shares held by the trust established to fund the EDO Corporation Employee Stock Ownership Plan (the "ESOP trust"), all of which Common Shares and ESOP Preferred Shares are held for the benefit of the participants under such Plan. Under the terms of the Plan, Common Shares and ESOP Preferred Shares which have been allocated to the account of a participant are required to be voted in accordance with the direction of such participant. Common Shares and ESOP Preferred Shares which are not so allocated are deemed to be allocated solely for the purpose of determining how such Common Shares and ESOP Preferred Shares are to be voted. In addition, Common Shares and ESOP Preferred Shares so allocated or deemed to be allocated, as to which no directions are given, are voted in the same proportion as those Common Shares and ESOP Preferred Shares as to which voting instructions have been received. Each ESOP Preferred Share is entitled to 12.3 votes on all matters presented to holders of Common Shares, voting together as one class. The Company believes that the Plan is not the beneficial owner of such Common Shares and ESOP Preferred Shares, as the trustee under the ESOP trust has no voting or investment power with respect to such Common Shares and ESOP Preferred Shares.

B. According to the Schedule 13G dated February 7, 1996 filed by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, Dimensional is deemed to have beneficial ownership of 305,400 Common Shares as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered, open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                                 OTHER MATTERS

The Board knows of no other business to be brought before the Annual Meeting other than as set forth above. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

Shareholder proposals for the 1997 Annual Meeting of Shareholders must be received at the principal executive offices of the Company, addressed to Marvin
D. Genzer, Secretary, EDO Corporation, 14-04 111th Street, College Point, New York 11356-1434, no later than November 22, 1996 in order to be considered for inclusion in the Company's Proxy Statement for such Meeting.

                                 MISCELLANEOUS

The cost of preparing and mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, and the enclosed form of proxy will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors, officers and employees of the Company, without extra compensation and at the Company's expense. The Company has also retained D. F. King & Co., Inc. to assist in such solicitations, at an estimated cost of $6,500 plus out-of-pocket expenses. The Company will also request bankers and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable expenses.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, HAS BEEN PROVIDED TO ALL RECORD OR BENEFICIAL HOLDERS OF COMMON SHARES OR ESOP PREFERRED SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING. ADDITIONAL COPIES WILL BE FURNISHED ON WRITTEN REQUEST, WITHOUT CHARGE, TO ANY RECORD OR BENEFICIAL HOLDER OF COMMON SHARES OR ESOP PREFERRED SHARES. SUCH REQUESTS SHOULD BE ADDRESSED TO EDO CORPORATION, 14-04 111TH STREET, COLLEGE POINT, NEW YORK 11356-1434, ATTENTION: MARVIN D. GENZER, SECRETARY.

                                            By order of the Board of Directors,

                                            Marvin D. Genzer
                                            Secretary





                                                                     Appendix A

                                EDO CORPORATION
                         1996 Long-Term Incentive Plan

1. PURPOSE.

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating superior performance by means of performance-related incentives, encouraging and providing for the acquisition of an ownership interest in the Company by Eligible Employees, and enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

2. DEFINITIONS.

"Award" shall mean any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 11(b).

"Board" shall mean the Board of Directors of the Company.

"Cause" shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary or any employee of either (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company or any Subsidiary.

"Change in Control" shall mean the occurrence of any of the following events:

(i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or

(ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, all employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, including, without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(iii) the shareholders of the Company shall approve a definitive agreement (x) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradeable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company, or

(iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

"Change in Control Price" shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be the Fair Market Value on the date on which the cash out described in Section 10(a) occurs.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Committee" shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

"Common Shares" shall mean the Common Shares, par value $1.00 per share, of the Company.

"Company" shall mean EDO Corporation and any successor thereto.

"Director Option" shall mean a Nonstatutory Stock Option granted to each Eligible Director pursuant to Section 5(f) without any action by the Board or the Committee.

"Disability" shall mean long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

"Early Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive an immediate, but actuarially reduced, retirement benefit under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

"Eligible Director" shall mean a person who is serving as a member of the Board and who is not (and was not at any time during his tenure on the Board) an Eligible Employee.

"Eligible Employee" shall mean each Executive Officer and each other key employee of the Company or its Subsidiaries, but shall not include directors who are not employees of any such entity.

"Employment" shall mean, for purposes of Sections 5(d), 7(b) and 8(b), continuous and regular salaried employment with the Company or a Subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary of the Company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Executive Officer" shall mean those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

"Fair Market Value" shall mean, on any date, the closing price of a Common Share, as reported for such day on a national exchange, or the mean between the closing bid and asked prices for a Common Share on such date, as reported on a nationally recognized system of price quotation. In the event that there are no Common Share transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Share transactions were so reported.

"Incentive Stock Option" shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

"Nonstatutory Stock Option" shall mean an Option which is not intended to be an Incentive Stock Option.

"Normal Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive an immediate retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

"Option" shall mean the right to purchase the number of Common Shares specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose; provided that a Director Option shall mean the right to purchase the number of Common Shares specified in
Section 5(f), on the terms and conditions set forth in such Section 5(f).

"Participant" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

"Performance Period" shall mean the period during which performance measures are established for Performance Shares or Performance Units as determined by the Committee.

"Performance Share" shall mean any contingent right granted under Section 8 to receive a Common Share, which right becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

"Performance Unit" shall mean any contingent right granted under Section 8 to receive cash (or, at the discretion of the Committee, Common Shares), which right becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

"Plan" shall mean the EDO Corporation 1996 Long-Term Incentive Plan, described herein, and as may be amended from time to time.

"Predecessor Plans" means the Company's 1983, 1985 and 1988 Stock Option Plans, and the Company's 1983 and 1988 Long-Term Incentive Plans.

"Reload Option" shall have the meaning ascribed thereto in Section 5(e).

"Restricted Period" shall mean the period during which a grant of Restricted Shares is subject to forfeiture.

"Restricted Share" shall mean a Common Share granted under Section 7 which becomes vested and non-forfeitable, in whole or in part, upon the completion of such period of service or performance objectives as shall be determined by the Committee.

"Stock Appreciation Right" shall mean a contractual right granted under Section 6 to receive cash, Common Shares or a combination thereof.

"Subsidiary" shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

3. ADMINISTRATION.

The Plan shall be administered by the Committee which shall consist of at least two directors of the Company chosen by the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant. Notwithstanding the foregoing, neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director receives a Director Option pursuant to Section 5(f), or regarding the terms of any such Director Option, including, without limitation, the number of shares subject to any such Director Option.

4. MAXIMUM AMOUNT OF SHARES AVAILABLE FOR AWARDS.

(a) Maximum Number of Shares.

The maximum number of Common Shares in respect of which Awards may be made under the Plan shall be a total of 600,000 Common Shares. Any shares which, as of the effective date of the Plan (as determined pursuant to Section 11(h)), remain available for awards under the Predecessor Plans shall, upon approval of the Plan by the shareholders of the Company, be cancelled and no longer available for Awards. The maximum number of Common Shares that may be subject to any Awards granted to a Participant in any 12 month period shall not exceed 200,000 shares, as each such number may be adjusted pursuant to Section 4(c). Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan or any award granted under the Predecessor Plans, only the net number of shares actually issued shall be counted against the foregoing limit.

(b) Shares Available for Issuance.

Common Shares may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. In the event that any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under
Section 4(a) by reason of such Award. In addition, if any Award or award under the Predecessor Plans in respect of shares is canceled or forfeited for any reason without delivery of Common Shares, the shares subject to such Award or award shall thereafter again be available for award pursuant to the Plan.

(c) Adjustment for Corporate Transactions.

In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below fair market value, or other similar event affects the Common Shares such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee may, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (ii) the number and kinds of shares subject to outstanding Options (including Director Options) and other Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option (other than a Director Option) or other Award. However, the number of shares subject to any Option or other Award shall always be a whole number.

5. STOCK OPTIONS.

(a) Grant.

Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options or Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Participant who is not an employee of the Company or one of its Subsidiaries at the time of grant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code.

(b) Option Price.

The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Shares at the date of grant, except that, for purposes of satisfying the foregoing requirement with respect to a Nonstatutory Stock Option, the Committee may elect to credit against the exercise price payable by a Participant the value of any compensation otherwise payable to the Participant under the terms of the Company's compensation practices and programs which is surrendered, foregone or exchanged pursuant to such rules or procedures as the Committee shall establish from time to time.

(c) Exercise.

Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable in full on the third anniversary of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including, without limitation, any conditions relating to the application of federal or state securities laws. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging Common Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Shares so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

(d) Termination of Employment.

Unless the Committee shall otherwise determine at or after grant, an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this Section 5(d). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years (or such greater or lesser period as the Committee shall determine at or after grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary, estate or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option) following the date of such termination, but in no event after the date the Option otherwise expires.

(e) Reload Options.

The Committee may provide that a Participant (or, if applicable, the Participant's permitted transferee) who delivers Common Shares that have been owned by such Participant (or permitted transferee) for any minimum period of time specified by the Committee to exercise an Option or an option granted under the Predecessor Plans, will automatically (to the extent Common Shares are available for Awards under the Plan) be granted new Options ("Reload Options") for a number of Common Shares equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) that the exercise price shall be equal to the Fair Market Value of a Common Share on the date such Reload Option is granted and (ii) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant and, thereafter, shall be exercisable in full.

(f) Director Options.

Notwithstanding anything else contained herein to the contrary, on the date an Eligible Director is first elected to be a member of the Board of Directors, such Eligible Director shall receive a Director Option to purchase 2,000 Common Shares at an exercise price per share equal to the Fair Market Value on the date of grant. Each Director Option shall be exercisable six months after the date of grant and shall remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Director Options shall be canceled on the date he ceases to be a director. An Eligible Director may exercise a Director Option in the manner described in Section 5(c).

6. STOCK APPRECIATION RIGHTS.

(a) Grant of SARs.

The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option (other than a Director Option), or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under
Section 5(b).

(b) Exercise of SARs.

A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a Common Share on the date of exercise of the Stock Appreciation Right over the exercise price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change of Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, Common Shares or a combination of cash and Common Shares; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable.

7. RESTRICTED SHARES.

(a) Grant of Restricted Shares.

The Committee may grant Awards of Restricted Shares with or without performance criteria to Eligible Employees at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Shares shall be evidenced by an Award agreement. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any Restricted Shares so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of Restricted Shares, the Participant shall have delivered to the Secretary of the Company a certificate, endorsed in blank, relating to the Common Shares covered by such Award.

(b) Termination of Employment.

Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an Award of Restricted Shares outstanding at the time of the Participant's termination of Employment shall be determined under this Section 7(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any Award of Restricted Shares shall become vested and nonforfeitable as to that number of shares which is equal to the number of Common Shares subject to such Award times a fraction, the numerator of which is the number of days actually worked during the Restricted Period (or, in the case of an Award which has previously vested in part (an "Installment Award"), the number of days worked since the last vesting date) and the denominator of which is the total number of days during the Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period). Unless the Committee otherwise determines, any portion of any Restricted Shares Award that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

(c) Restricted Period; Restrictions on Transferability during Restricted
Period.

Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any Award of Restricted Shares shall lapse, and the shares related to such Award of Restricted Shares shall become freely transferable, at such time as may be determined by the Committee. Restricted Shares may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company.

(d) Delivery of Shares.

Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Common Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary, estate or legal representative, as the case may be. No payment will be required to be made by the Participant upon the delivery of such Common Shares and/or cash, except as otherwise provided in Section 11(a) of the Plan. At or after the date of grant, the Committee may accelerate the vesting of any Award of Restricted Shares or waive any conditions to the vesting of any such Award.

(e) Rights as a Shareholder; Dividends.

Unless otherwise determined by the Committee at or after the date of grant, Participants granted Restricted Shares shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in Common Shares or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Shares with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Shares, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of Common Shares. To the extent provided by the Committee at or after the date of grant, any dividends with respect to cash dividends on the Common Shares credited to a Participant's account shall be deemed to have been invested in Common Shares on the record date established for the related dividend and, accordingly, a number of additional Restricted Shares shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such dividend on the record date by (y) the Fair Market Value of a Common Share on such date.

8. PERFORMANCE AWARDS.

(a) Performance Shares and Performance Units.

Subject to the provisions of the Plan, the Committee shall have the authority to grant Performance Shares and Performance Units to any Eligible Employee and to determine (i) the number of Performance Shares and the number of Performance Units to be granted to each Participant and (ii) the other terms and conditions of such Awards. The Performance Period related to Performance Shares or Performance Units shall lapse upon the determination by the Committee that the performance objectives established by the Committee have been attained, in whole or in part on the date established by the Committee. Such performance objectives may be related to the performance of (i) the Company, (ii) a Subsidiary, (iii) a division or unit of the Company or any Subsidiary, (v) the Participant or (vi) any combination of the foregoing, over a measurement period or periods established by the Committee. Unless the Committee otherwise determines at the time of grant of Performance Shares or Performance Units to an Executive Officer, the performance objectives with respect to such Award shall include at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a Subsidiary or based on comparative performance relative to other companies: (i) total return to shareholders, (ii) return on equity, (iii) operating income or net income, (iv) return on capital, (v) economic value added, (vi) earnings per Common Share, or
(vii) market price of the Common Shares. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Performance Shares or Performance Units to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to Subsidiary or business unit performance or vice versa), as the Committee shall deem necessary or appropriate. Payment for Performance Shares or Performance Units shall be made by the Company in Common Shares, cash or in any combination thereof, as determined by the Committee.

(b) Termination of Employment.

Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an Award of Performance Shares or Performance Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 8(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability,
(iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any Award of Performance Shares or Performance Units shall become vested and nonforfeitable at the end of the measurement period as to that number of shares or units which is equal to that percentage, if any, of such award that would have been earned based on the attainment or partial attainment of such performance objectives. In all other cases, any portion of any Award of Performance Shares or Performance Units that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

(c) Awards Nontransferable.

Performance Shares or Performance Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Performance Period.

(d) Award of Dividend Equivalents.

Unless otherwise determined by the Committee at or after the date of grant, Participants granted Performance Shares or Performance Units shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares and units, provided that if any such dividends or distributions are paid in Common Shares or other property (other than cash), such shares and units and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Performance Shares and Performance Units with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Performance Shares or Performance Units, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of Common Shares ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Shares credited to a Participant's account shall be deemed to have been invested in Common Shares on the record date established for the related dividend and, accordingly, a number of additional Performance Shares or Performance Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a Common Share on such date.

(e) Interpretation.

Notwithstanding anything else contained in this Section 8 to the contrary, if any Award of Performance Shares or Performance Units is intended, at the time of grant, to be other performance based compensation within the meaning of
Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Section 8 with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

9. STOCK IN LIEU OF CASH.

The Committee may grant Awards or Common Shares in lieu of all or a portion of an award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company. If shares are issued in lieu of cash, the number of Common Shares to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

10. CHANGE IN CONTROL.

(a) Accelerated Vesting and Payment.

Subject to the provisions of Section 10(b) below, in the event of a Change in Control, each Option (including a Director Option) and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the exercise price for such Stock Appreciation Right, whichever is applicable, the Restricted Period applicable to all Restricted Shares, and the Performance Period applicable to Performance Shares and Performance Units shall expire and all such shares shall become nonforfeitable and immediately transferable and the Common Shares with respect thereto shall be immediately payable.

(b) Alternative Awards.

Notwithstanding Section 10(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's new employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

(ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under any such Award or class of Awards, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award or class of Awards (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

(iv) have terms and conditions which provide that in the event that the Participant's Employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of Employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

11. GENERAL PROVISIONS.

(a) Withholding.

The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Shares, no Common Shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Shares (including Common Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

(b) Awards.

Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

(c) Nontransferability.

Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. Except as otherwise expressly provided in this Plan, all rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, the Permitted Transferees.

(d) No Right to Employment.

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to Employment. Further, the Company and each Subsidiary expressly reserves the right at any time to terminate the Employment of a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(e) No Rights to Awards; No Shareholder Rights.

No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any Common Shares to be issued under the Plan prior to the issuance thereof.

(f) Construction of the Plan.

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York.

(g) Legend.

To the extent any stock certificate is issued to a Participant in respect of an Award of Restricted Shares under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend. Upon the lapse of the Restricted Period with respect to any such Restricted Shares, the Company shall issue or have issued new share certificates without a legend in exchange for those previously issued.

(h) Effective Date.

The effective date of this Plan is January 1, 1996. The Plan will become effective as of that date provided that the Plan receives the approval, within 12 months of its approval by the Board, of the holders of a majority of the outstanding Common Shares entitled to vote. If such approval is not forthcoming, the Plan and all Awards shall be null and void. No Awards may be granted under the Plan after December 31, 2005. Upon shareholder approval of the Plan, no further awards may be made under the Predecessor Plans. Subject to shareholder approval of the Plan, if the Committee so determines and the holder thereof shall consent to any amendment to any outstanding award that has an adverse affect on such holder's rights thereunder, the provisions of the Plan shall apply to, and govern, existing awards under the Predecessor Plans and, such awards shall be amended to provide such holder with any additional benefits available hereunder.

(i) Amendment of Plan.

The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would: increase the number of Common Shares subject to the Plan, except pursuant to Section 4(c); change the price at which Options may be granted; or remove the administration of the Plan from the Committee.

No amendment may be made to Section 5(f) or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended. Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

(j) Application of Proceeds.

The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

(k) Compliance with Legal and Exchange Requirements.

The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Common Shares issuable thereunder) that shall lapse because of such postponement.

(l) Deferrals.

The Committee may postpone the exercising of Awards, the issuance or delivery of Common Shares under any Award or any action permitted under the Plan to prevent the Company or any of its Subsidiaries from being denied a federal income tax deduction with respect to any Award other than an Incentive Stock Option.

(m) Number.

Except when otherwise indicated by the context, words in the singular shall include the plural, and the plural shall include the singular.

                                                                     Appendix B

The printed copy of the Proxy Statement contains a Performance Graph comparing EDO Corporation, Standard and Poor's 500 and Value Line Aerospace/Defense Group. This Performance Graph is described and interpreted in tabular form in this electronic filing.

                             THE BANK OF NEW YORK

                     AS TRUSTEE UNDER THE EDO CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                              VOTING INSTRUCTIONS

The undersigned hereby instructs The Bank of New York, as Trustee, to vote or cause to be voted all Common Shares and/or ESOP Convertible Preferred Shares Series A of EDO Corporation, which were credited, or which would have been allocable (based on 1995 compensation), as of March 5, 1996, to the account of the undersigned under the EDO Corporation Employee Stock Ownership Plan, at the Annual Meeting of Shareholders on April 23, 1996 and at any adjournment thereof, upon the following matters as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in the discretion of the Trustee or any duly appointed proxy agent of the Trustee, upon such other business as may properly come before the meeting or any adjournment thereof.

           (Continued, and to be dated and signed on the other side.)

      The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Please mark        [X]
your instructions
as indicated in
this example.

I plan to attend   [ ]
the meeting.

No. 1
Election of Directors
FOR the election of Frank A. Fariello, Robert M. Hanisee and George A. Strutz, Jr. as directors except as indicated below.

    ______________________________________________________________________
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
            WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.)

            Withhold     Withhold
FOR all     for all      as
nominees    nominees     indicated
  [ ]         [ ]           [ ]

No. 2.
Approve the adoption of the 1996 Long-Term Incentive Plan

FOR     AGAINST     ABSTAIN
[ ]       [ ]         [ ]

No. 3.
Ratification of appointment of auditors

FOR     AGAINST     ABSTAIN
[ ]       [ ]         [ ]

These instructions relate only to shares under the EDO Corporation Employee Stock Ownership Plan. EDO Corporation shares owned otherwise than under the aforesaid Plan may be voted in person at the Annual Meeting or by signing, dating and returning the separate proxy card supplied by EDO Corporation.

Please sign exactly as your name appears hereon and return this card to The Bank of New York in the envelope provided. The shares represented hereby will be voted as specified. If you return this card with no instructions indicated, you will be deemed to have instructed the Trustee to vote or cause to be voted such shares, and such shares will be voted FOR the election of all nominees as directors and FOR Proposals 2 and 3 above. To facilitate voting such shares, please mail this card in time to be received by The Bank of New York not later than April 12, 1996.

Dated:___________________________________________________________________, 1996

_______________________________________________________________________________
                                   Signature

                                EDO CORPORATION

            ANNUAL MEETING OF SHAREHOLDERS-TUESDAY, APRIL 23, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDO CORPORATION.

The undersigned hereby appoints MARVIN D. GENZER and KENNETH A. PALADINO, and each of them, the proxies and agents of the undersigned, each with power of substitution, to vote all Common Shares of EDO Corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the 3rd floor auditorium of Chemical Banking Corporation, 270 Park Avenue, New York, New York on Tuesday, April 23, 1996 at 11:00 A.M., New York time, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the following matters, as described in the EDO Corporation Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

          (Continued, and to be dated and signed on the other side.)

      The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Please mark        [X]
your instructions
as indicated in
this example.

I plan to attend   [ ]
the meeting.

No. 1
Election of Directors
FOR the election of Frank A. Fariello, Robert M. Hanisee and George A. Strutz, Jr. as directors except as indicated below.

    ______________________________________________________________________
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
            WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.)

            Withhold     Withhold
FOR all     for all      as
nominees    nominees     indicated
  [ ]         [ ]           [ ]

No. 2.
Approve the adoption of the 1996 Long-Term Incentive Plan

FOR     AGAINST     ABSTAIN
[ ]       [ ]         [ ]

No. 3.
Ratification of appointment of auditors

FOR     AGAINST     ABSTAIN
[ ]       [ ]         [ ]

To the extent not otherwise specified, the Common Shares to which this proxy relates will be voted FOR the election of all nominees as directors and FOR Proposals 2 and 3.

Dated:___________________________________________________________________, 1996
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
                        Signature(s) of Shareholder(s)

IMPORTANT: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner should sign.

                     SIGN, DATE AND MAIL YOUR PROXY TODAY.